Item 26. Exhibit (g) v. a

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“MassMutual”),
C.M. LIFE INSURANCE COMPANY (“CM Life”), and
MML BAY STATE LIFE INSURANCE COMPANY (“BayState”)
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

Effective December 31, 2016 (the “Amendment Effective Date”), the Ceding Company’s retention for the following [____] blocks of business will be [____]. There is no change to the Reinsurer’s [____]. For applicable policies issued in [____], the Ceding Company’s retention will be [____] .

Blocks of Business:

1.	[____]

2.	[____]

3.	[____]

4.	Variable Life Plus (issued from BayState [____] )

5.	Variable Life Select (issued from BayState [____] )

6.	Variable Universal Life II (issued from MassMutual [____] )

The last of these blocks of business [____] ..

The Reinsurer has [____] business for some or all of the Blocks of Business in some or all of the following programs (the Agreements).

•	[____]

•	[____]

•	Auto Quota Share

•	[____]

•	[____]

The Ceding Company acknowledges that it will [____] .

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-18-16
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-18-16
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-18-16
Peter G Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A Decker	Date:	10/12/2016

Print name:	Julie A Decker

Title:	VP & Managing Actuary

RGA REINSURANCE COMPANY

By:	/s/ Rod Cordle	Date:	10/12/2016

Print name:	Rod Cordle

Title:	VP & Actuary

Exhibit

Effective Date of Agreement	Description	Document #	TAI Code
[____]
1/1/1999	Variable Life Plus Inforce	[____]	[____]
2/8/1999	Variable Life Select Inforce	[____]	[____]
[____]
5/1/2001	Variable UL II	[____]	[____]
5/1/2001	Variable UL II	[____]	[____]
[____]